                                                                   Exhibit 10.19

                       SECOND LOAN MODIFICATION AGREEMENT

      This Second Loan Modification Agreement (this "Agreement") is entered into as of February 19, 2004, by and among ANIMAS CORPORATION, a Delaware corporation ("Company"), whose address is 530 Lancaster Avenue, Frazer, Pennsylvania 19355 and ANIMAS DIABETES CARE, LLC, a Delaware limited liability company, whose address is 530 Lancaster Avenue, Frazer, Pennsylvania 19355 (together with the Company, each a "Borrower" and collectively, the "Borrowers"), and SILICON VALLEY BANK ("Lender") whose address is 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 5 Radnor Corp. Center, 100 Matsonford Drive, Suite 555, Radnor, Pennsylvania 19087.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owed by Borrowers to Lender, Borrowers are indebted to Lender pursuant to, among other documents, a Loan and Security Agreement dated as of November 4, 2002 between Borrowers and Lender as amended by the Loan Modification Agreement dated November 7, 2003 between Borrowers and Lender (and as may be further amended from time to time, the "Loan Agreement"). Hereinafter, all indebtedness owed by Borrowers to Lender pursuant to the Loan Agreement shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement. Hereinafter, the above-described Loan Agreement, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.    DESCRIPTION OF CHANGE IN TERMS.

      A. Modification to Loan Agreement. The Tangible Net Worth covenant set forth in the Loan Modification Agreement dated as of November 7, 2003 by and among the parties hereto shall be deleted in its entirety and replaced with the following:

            1.    Borrowers will maintain as of the last day of each month:

                        (i) MINIMUM TANGIBLE NET WORTH. The sum of (x) Stockholder's equity, plus (y) subordinated debt, plus (z) revenue, recognition of which is deferred pursuant to Securities and Exchange Commission Release No. SAB 104, less intangible assets ("Tangible Net Worth") of not less than the sum of (a) and (b):

            (a)   Tangible Net Worth:     Applicable Period:
                  ------------------      -----------------
                  $7,000,000              from November 7, 2003 through December 31,2003;
                  $5,500,000              January 31, 2004 through May 31, 2004;
                  $6,000,000              June 30, 2004 through August 31, 2004; and
                  $7,500,000              September 30, 2004 and thereafter;

            plus

            (b) fifty percent (50%) of the net proceeds from any issuance by Borrowers of equity or subordinated debt after November 7, 2003.

4. WAIVER OF DEFAULT. Borrowers failed to comply with the Tangible Net Worth covenant for the months ending November 30, 2003 and December 31, 2003 due to the deferral of revenue per SAB 104, and Lender hereby waives such Events of Default to the extent that they were caused by the deferral of revenue per SAB 104.

5. PAYMENT OF VARIANCE FEE. In consideration of Lender's entering into this Agreement and that certain First Loan Modification Agreement dated of even date herewith by and among the parties hereto in connection with other indebtedness owed by Borrower to Lender, Borrowers shall pay to Lender a non refundable variance fee in the aggregate amount of Two Thousand Five Hundred Dollars ($2,500) plus all out-of-pocket expenses (including, but not limited to fees and expenses of Lender's counsel).

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. NO DEFENSES OF BORROWERS. Borrowers hereby waive any and all defenses against the payment of the Indebtedness or performance of any obligations under the Existing Loan Documents, which they have as of the date hereof, whether known or unknown, contingent or non-contingent. This waiver is knowingly given after consultation with counsel of Borrowers' own choosing.

8. CONTINUING VALIDITY. Borrowers understand and agree that in modifying the existing Indebtedness, Lender is relying upon Borrowers' representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrowers to retain as liable parties all makers and endorsers of the Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Agreement. The terms of this paragraph apply not only to this Agreement, but also to all subsequent loan modification agreements except to the extent expressly changed or terminated by the terms thereof.

                         [Signatures on Following Page]

      This Second Loan Modification Agreement is executed as of the date first written above.

BORROWERS:                                      LENDER:

ANIMAS CORPORATION                              SILICON VALLEY BANK

By: /s/ Richard A. Baron                        By: /s/ David Rodriguez
   ---------------------------                     ---------------------------
Name: Richard A. Baron                          Name: David Rodriguez
     -------------------------                       -------------------------
Title: CFO                                      Title: VP
      ------------------------                        ------------------------

ANIMAS DIABETES CARE, LLC

BY:   ANIMAS CORPORATION, ITS SOLE MEMBER

      By:    /s/ Richard A. Baron
             ------------------------
             Name: Richard A. Baron
             Title: CFO


                                       3